UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	001-08125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

520 N. Rogers Road

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 6, 2020, Torotel, Inc. (the “Company”) held its 2020 annual meeting of shareholders at its principal executive offices at 520 N. Rogers Road, Olathe, Kansas 66062. Set forth below are the voting results for each of the matters submitted to a vote of the shareholders.

Proposal 1

The Company’s shareholders elected the following directors to serve for three-year terms. The voting results are set forth below.

	For	Authority Withheld	Broker Non-Votes
Barry H. Hendrix	4,384,123	26,734	585,949
S. Scott Still	4,389,473	21,384	585,949

Proposal 2

The Company’s shareholders ratified the appointment of RubinBrown LLP as the Company’s independent accountants for the fiscal year ending April 30, 2021. The voting results are set forth below.

For	Against	Abstained
4,990,418	2,747	3,641

Proposal 3

The Company’s shareholders did not approve an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 6,000,000 to 12,000,000. The voting results are set forth below.

For	Against	Abstained
2,368,904	2,627,145	757

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

Dated: October 8, 2020	By:	/s/ Heath C. Hancock
Heath C. Hancock
Vice President of Finance and
Chief Financial Officer